UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed to amend the Current Report on Form 8-K the Company (as defined below) filed on November 2, 2007 to re-arrange the exhibits thereto, correct a few non-substantive errors and insert financial information in one of the exhibits that previously was unavailable to the Company because of illegible copies of original documents.

Item 1.01       Entry into a Material Definitive Agreement.

On October 29, 2007, VCG Holding Corp., a Colorado corporation (the “Company”), entered into a Stock Purchase Agreement (the “Dallas Purchase Agreement”) with Manana Entertainment, Inc., a Texas corporation, d/b/a Jaguar’s Gold Club Dallas (“Manana”), and Bryan S. Foster (the “Seller”) pursuant to which the Company, or its assignee, agreed to purchase (a) 100% of the issued and outstanding shares of capital stock of Manana for $3,520,000 and (b) the building in which Manana operates an adult entertainment nightclub commonly known as “Jaguar’s Gold Club of Dallas,” with all its contents, including improvements, fixtures and personal property, for $3,000,000. The Company’s payment obligation is evidenced by a promissory note dated October 29, 2007 in the principal amount of $6,520,000 payable to the Seller upon the closing date of the transaction (the “Dallas Closing Date”). The Dallas Closing Date will be the date on which the Company receives certain licenses from the City of Dallas, Texas providing the Company with the right to operate the nightclub. The Company made an earnest money deposit in the amount of $150,000 in cash in connection with executing the Dallas Purchase Agreement which amount will be applied to the purchase price payable on the Dallas Closing Date.

The Dallas Purchase Agreement contains customary conditions to the closing of the acquisition. In addition, prior to the closing, the Seller is required to pay off a contract for deed of the real property used in the operation of the nightclub and obtain a commitment for a title policy from a reputable title insurance company. The purchase of the nightclub and building did not include the real property upon which the nightclub is located. The Company entered into a Ground Lease Agreement (the “Dallas Lease”) dated as of October 26, 2007 for the real property used in the operation of the nightclub as described under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Dallas Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties, covenants and indemnities. In addition, the Seller agreed to assist the Company in every reasonable manner in the transition of the day-to-day operation of the nightclub for a period of 90 days after the Dallas Closing Date. Further, the Seller granted to the Company the unlimited use of the Jaguar’s trade name following the Dallas Closing Date subject to the Seller’s right to terminate such use with 60 days’ notice to the Company.

In connection with the execution of the Dallas Purchase Agreement, the Company entered into a Covenant Not to Compete with each of the Seller (the “Seller Non-Competition Agreement”) and a former employee of Manana (the “Former Employee Non-Competition Agreement”) pursuant to which each of the Seller and the former employee agreed not to compete with the Company for a period of five years following the Dallas Closing Date within 50 miles of the Dallas nightclub, excluding a future, not currently existing, adult entertainment nightclub, if built by the Seller, labeled Jaguar’s Gold Club Forth Worth No. 2. Each of the Seller Non-Competition Agreement and the Former Employee Non-Competition Agreement also contains non-solicitation and confidentiality covenants. The Company will pay each of the Seller and the former employee $5,000 in cash on the Dallas Closing Date in consideration for entering into the Seller Non-Competition Agreement and the Former Employee Non-Competition Agreement, respectively.

The Company has attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, copies of the Dallas Purchase Agreement, the Seller Non-Competition Agreement and the Former Employee Non-Competition Agreement. The foregoing summaries are qualified in their entirety by the contents of the Dallas Purchase Agreement, the Seller Non-Competition Agreement and the Former Employee Non-Competition Agreement.

On October 30, 2007, the Company repaid $10,000,000 of outstanding promissory notes held by Lowrie Management LLLP by issuing Lowrie Management LLLP an aggregate of 750,000 shares of the Company’s common stock. This transaction is described under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On October 29, 2007, the Company purchased 100% of the issued and outstanding capital stock of each of Kenja II, Inc., a Florida corporation (“Kenja II”), and Kenja Venture, Inc., a Florida corporation (“Kenja Venture”), for an aggregate payment of $6,875,000 in cash. Kenja II owns and operates an adult entertainment nightclub commonly known as “Platinum Plus” located in Hialeah, Florida. Kenja Venture holds a Florida liquor license and an adult entertainment license from the City of Hialeah, Florida for the operation of the nightclub. In accordance with the terms of the Miami Purchase Agreement (as defined below), all applicable licenses and permits in order to operate the nightclub have been transferred to the Company. The transaction occurred pursuant to the terms of a Stock Purchase Agreement (the “Miami Purchase Agreement”) that the Company entered into on September 14, 2007 with Kenja II, Kenja Venture, Third Properties, Inc., a South Carolina corporation (“Third Properties”), and Gregory Kenwood Gaines (“Gaines”), as previously disclosed in the Company’s Current Report on Form 8-K dated September 20, 2007.

In connection with the closing of the Miami Purchase Agreement, the Company entered into a Restrictive Covenant – Covenant Not to Compete (“Non-Competition Agreement”) with Gaines pursuant to which Gaines agreed not to compete with the Company for a period of five years following the closing date within 50 miles of the acquired Miami nightclub and the Company agreed not to compete with Gaines for a period of three years following the closing date within 50 miles of Gaines’ nightclubs located in Greenville and Columbia, South Carolina. Pursuant to the terms of the Non-Competition Agreement, Gaines granted to the Company a right of first refusal to purchase Gaines’ nightclubs located in Greenville and Columbia, South Carolina.

The Company also entered into a Bonus Agreement Related to Miami Purchase Agreement (the “Bonus Agreement”) with Gaines pursuant to which Gaines agreed to assist the Company in the operation of the acquired Miami nightclub for up to six months following the closing and is entitled to bonus payments as additional consideration for the sale of the nightclub upon the nightclub’s achieving certain gross revenue and net profit targets. The maximum bonus amount payable to Gaines under the Bonus Agreement is $750,000. The Company may terminate the Bonus Agreement without any further obligation to Gaines if the nightclub does not achieve a certain average gross revenue target. In addition, the Company may terminate the Bonus Agreement at any time and for any reason but must then pay to Gaines an amount up to $750,000. Gaines may terminate the Bonus Agreement at any time and is then not entitled to any bonus payment; provided, however, that Gaines is entitled to receive $750,000 if he terminates the Bonus Agreements because the Company does not allow him to operate the nightclub as it has been customarily operated or because Troy Lowrie or Micheal Ocello no longer manage the Company.

In addition, Kenja II, the Company’s wholly-owned subsidiary following the Miami acquisition, entered into a Business Lease on October 29, 2007 (the “Miami Lease”) for the real property used in the operation of the Miami nightclub as further reported under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Company has attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, copies of the Miami Purchase Agreement, the Non-Competition Agreement and the Bonus Agreement. The foregoing summaries are qualified in their entirety by the contents of the Miami Purchase Agreement, the Non-Competition Agreement and the Bonus Agreement. Exhibit 10.4 updates and replaces in its entirety the Miami Purchase Agreement previously filed in the Company’s Current Report on Form 8-K dated September 20, 2007.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with executing the Dallas Purchase Agreement, the Company entered into the Dallas Lease with the Seller, as landlord, dated as of October 26, 2007 and effective on the Dallas Closing Date, pursuant to which the Company agreed to lease the real property used in the operation of the Dallas nightclub, located at 2151 Manana Drive in Dallas, Texas, for a term of five years at a monthly base rent of $25,000. Following the Dallas Closing Date, the Dallas Lease will be assigned to the Company’s wholly-owned subsidiary, Manana Entertainment, Inc. The Dallas Lease automatically renews for four separate additional five-year periods unless the Company declines renewal in a written notice to the Seller. The monthly base rent increases by 10 percent for each five-year renewal period. In addition, the Seller granted to the Company a right of first refusal and option to purchase the real property under certain circumstances.

On October 29, 2007, Kenja II and Third Properties, an entity affiliated with Gaines, as landlord, entered into the Miami Lease pursuant to which Third Properties leased to Kenja II the real property used in the operation of the Miami nightclub, located at 7565 W. 20th Avenue in Hialeah, Florida, for a term of 25 years at an annual rent of $120,000 payable in equal monthly installments, which rent increases by three percent each year during the term. The Miami Lease automatically renews for two separate additional five-year periods upon the same terms and conditions as set forth in the Miami Lease unless the Company declines renewal in a written notice to Third Properties. In addition, Third Properties granted to Kenja II a right of first refusal and option to purchase the real property under certain circumstances. The Company has guaranteed Kenja II’s obligations under the Miami Lease pursuant to a Guaranty of Lease in favor of Third Properties (the “Miami Guaranty”) and Kenja II has pledged its liquor license and any and all necessary permits issued by the State of Florida to Third Properties to secure Kenja II’s obligations under the Lease.

The Company has attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, copies of the Dallas Lease, the Miami Lease and the Miami Guaranty. The foregoing summaries are qualified in their entirety by the contents of the Dallas Lease, the Miami Lease and the Miami Guaranty.

Item 3.02       Unregistered Sales of Equity Securities.

On October 30, 2007, the Company repaid $10,000,000 of outstanding promissory notes held by Lowrie Management LLLP by issuing Lowrie Management LLLP an aggregate of 750,000 shares of the Company’s restricted common stock. The stock issued to Lowrie Management LLLP was valued at $13.33 per share, approximately 128% of the closing price per share for the Company’s common stock on October 29, 2007. Lowrie Management LLLP is controlled and majority owned by Troy Lowrie, the Company’s Chairman and Chief Executive Officer.

The Company issued the shares of common stock to Lowrie Management LLLP in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01       Other Events.

On October 30, 2007, the Company issued a press release announcing that it closed the Miami Purchase Agreement and a separate press release announcing that it repaid promissory notes held by Lowrie Management LLLP. On October 31, 2007, the Company issued a press release announcing that it had entered into the Dallas Purchase Agreement. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. The reader is advised to read these press releases in their entirety.

Item 9.01       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file the financial statements required to be included herein by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date hereof.

(b) Pro Forma Financial Information.

The Company will file the pro forma financial information required to be included herein by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date hereof.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Stock Purchase Agreement (Dallas, Texas)
10.2	Covenant Not To Compete (Dallas, Texas Seller)
10.3	Covenant Not To Compete (Dallas, Texas Former Employee)
10.4	Stock Purchase Agreement (Miami, Florida)
10.5	Restrictive Covenant – Covenant Not to Compete (Miami, Florida Seller)
10.6	Bonus Agreement (Miami, Florida)
10.7	Ground Lease Agreement (Dallas, Texas)
10.8	Business Lease (Miami, Florida)
10.9	Guaranty of Lease (Miami, Florida)
99.1	Press Release Regarding the Miami, Florida Acquisition
99.2	Press Release Regarding the Repayment of Promissory Notes of Lowrie Management LLLP
99.3	Press Release Regarding the Dallas, Texas Acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: November 16, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer